                                                                    EXHIBIT 10.6
                                             LIMITED LIABILITY COMPANY AGREEMENT



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           SUMMIT ENERGY VENTURES, LLC
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                                TABLE OF CONTENTS

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Article 1.  DEFINED TERMS...................................................................................       1


Article 2.  FORMATION.......................................................................................       5

Section 2.1       Formation of the Company..................................................................       5
Section 2.2       Filings ..................................................................................       5
Section 2.3       Name, Registered Office and Agent, Principal Place of Business............................       5
Section 2.4       Purpose of Company........................................................................       6
Section 2.5       Term .....................................................................................       6

Article 3.  MEMBERSHIP; DISPOSITION OF iNTERESTS; CAPITAL CONTRIBUTIONS.....................................       6

Section 3.1       Members ..................................................................................       6
Section 3.2       Liability to Third Parties................................................................       6
Section 3.3       Access to Information.....................................................................       6
Section 3.4       Capital Contributions.....................................................................       6
Section 3.5       Allocation of Interests; Right of First Refusal to Make Additional Capital Contributions..       7
Section 3.6       Return of Capital, No Interest on Capital.................................................       7
Section 3.7       Limited Liability of Members..............................................................       8
Section 3.8       Capital Accounts..........................................................................       8

Article 4.  INVESTMENT MANAGER; INVESTMENT COMMITTEE........................................................       8

Section 4.1       Appointment of Investment Manager; Responsibilities.......................................       8
Section 4.2       Retention or Employment of Other Persons After Approval of Investment.....................       9
Section 4.3       Management Fee; Expenses..................................................................       9
Section 4.4       Investment Committee......................................................................      10
Section 4.5       Company Funds.............................................................................      10
Section 4.6       Other Activities and Competition..........................................................      10
Section 4.7       Duty of Care and Loyalty; Investment Manager's Liability..................................      11
Section 4.8       Indemnification...........................................................................      11
Section 4.9       Application of Fees.......................................................................      12

Article 5.  POWERS, RIGHTS AND DUTIES OF THE MEMBERS........................................................      12

Section 5.1       Limitations...............................................................................      12
Section 5.2       Right of First Offer......................................................................      12

Article 6.  DISTRIBUTIONS...................................................................................      13

Section 6.1       Distributions.............................................................................      13
Section 6.2       Tax Liability Distributions...............................................................      13
Section 6.3       Distributions in Kind.....................................................................      14
Section 6.4       The Right to Withhold.....................................................................      14
Section 6.5       Sale of Investments or the Company........................................................      14

Article 7.  ALLOCATIONS.....................................................................................      14

Section 7.1       General ..................................................................................      14
Section 7.2       Allocation of Net Income and Net Loss.....................................................      14
Section 7.3       Allocations Upon Final Liquidation........................................................      15
Section 7.4       Additional Allocation Provisions..........................................................      15

Article 8.  BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS....................................................      16

Section 8.1       Company Books.............................................................................      16
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Section 8.2       Delivery of Records; Inspection...........................................................      16
Section 8.3       Reports and Tax Information...............................................................      17
Section 8.4       Company Tax Elections; Tax Controversies..................................................      17
Section 8.5       Accounting and Fiscal Year................................................................      17
Section 8.6       Confidentiality of Information............................................................      17

Article 9.  TRANSFERS, ENCUMBRANCES AND REDEMPTIONS OF MEMBERSHIP INTERESTS.................................      17

Section 9.1       Transfers ................................................................................      17
Section 9.2       Encumbrances..............................................................................      17
Section 9.3       Regulatory Prohibition....................................................................      18

Article 10.  WITHDRAWN, REMOVED, ADDITIONAL AND SUBSTITUTE MEMBERS..........................................      18

Section 10.1      Admissions, Withdrawals and Removals......................................................      18
Section 10.2      Substitute Members........................................................................      18
Section 10.3      Additional Members........................................................................      18
Section 10.4      Withdrawal of Certain Members.............................................................      18
Section 10.5      Conversion of Membership Interest.........................................................      18
Section 10.6      Resignation, Removal, Incapacity Of The Investment Manager................................      18

Article 11.  DISSOLUTION AND WINDING UP.....................................................................      19

Section 11.1      Dissolution and Distribution of Company Assets............................................      19
Section 11.2      Dissolving Events.........................................................................      19
Section 11.3      Wind-up, Liquidation and Final Distribution of Proceeds...................................      19
Section 11.4      No Restoration of Deficit Capital Account Balances........................................      20

Article 12.  MISCELLANEOUS..................................................................................      20

Section 12.1      Amendment.................................................................................      20
Section 12.2      Meetings..................................................................................      20
Section 12.3      No Assignments; Binding Effect............................................................      20
Section 12.4      Further Assurances........................................................................      20
Section 12.5      Notices...................................................................................      20
Section 12.6      Waivers...................................................................................      21
Section 12.7      Preservation of Intent....................................................................      21
Section 12.8      Entire Agreement..........................................................................      21
Section 12.9      Certain Rules of Construction.............................................................      21
Section 12.10     Counterparts .............................................................................      21
Section 12.11     Governing Law.............................................................................      21
Section 12.12     Binding Arbitration.......................................................................      21
Section 12.13     Waiver of Partition.......................................................................      22
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SCHEDULE A        Names, Addresses, and Percentage Interests of the Members

SCHEDULE B        Form of Contribution Agreement


                                      iii
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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           SUMMIT ENERGY VENTURES, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Summit Energy Ventures, LLC is made and entered into as of __________, 2001 (the "Agreement Date"), by and among those Persons identified as the "Members" and that Person identified as the "Investment Manager" herein on the counterpart signature pages to this Agreement.

                            ARTICLE 1. DEFINED TERMS

         "AAA" is defined in Section 12.12.

         "Accounting Period" means any period that begins on the Agreement Date or at the opening of business on the day following the end of a previous Accounting Period and ends at the close of business on the earliest of the next Adjustment Date, the end of a Fiscal Year and the date on which the Company is terminated.

         "Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Sections 18-101, et seq., as previously or hereafter amended.

         "Additional Member" means any Person that has been admitted to the Company as a Member pursuant to Section 10.3 by virtue of such Person receiving its Membership Interest from the Company and not from another Member or any Assignee.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) decrease such deficit by (a) the amount, if any, which such Member is obligated to contribute upon liquidation of such Member's Interest, and (b) any amounts which such Member is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

                  (ii) increase such deficit by such Member's share of the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and
      (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjustment Date" means (i) each date on which an existing or Additional Member contributes cash or property (other than a de minimis amount) to the Company as consideration for an interest in the Company, (ii) each date on which the Company distributes cash or property to a Member (other than a de minimis amount) in consideration for an interest in the Company, (iii) the liquidation of the Company and (iv) any other date reasonably believed by the Investment Manager to be appropriate so as to properly reflect the economic relationship among the Members.

         "Affiliate(s)" means, with reference to a specified Person(s):

                  (i) a Person that, directly or indirectly, through one or more intermediaries, has control of, is controlled by or is under common control with, the specified Person;


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                  (ii) any Person that is an officer, director, general partner, managing member or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is an officer, director, general partner, managing member or trustee, or serves in a similar capacity; or

                  (iii) any member of the Immediate Family of the specified Person. "Agreement" is defined in the Preamble.

         "Agreement Date" is defined in the Preamble.

         "Assignee" means any Person to which a Member or another Assignee has Transferred all or any part of its Economic Interest in accordance with Section 9.1, but which has not been admitted as a Substitute Member pursuant to Section 10.2.

         "Bankruptcy" means the occurrence of any one or more of those events set forth in Section 18-304 of the Act.

         "Book Value" means, with respect to (a) any Company asset as of any date, such Company asset's adjusted basis for Federal income tax purposes as of such date, except as follows: (i) the initial Book Value of a Company asset contributed by a Member to the Company shall be the Value of such Company asset on the date of such contribution; (ii) on each Adjustment Date, the Book Value of each Company asset shall be adjusted to equal its Value on such Adjustment Date, and (iii) if the Book Value of a Company asset has been determined under clause (i) or (ii) above, such Book Value shall thereafter be adjusted by the depreciation, cost recovery and amortization attributable to such Company asset assuming that the adjusted basis of such Company asset was equal to its Book Value determined under the methodology described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3).

         "Business Day" means any weekday excluding any legal holiday observed pursuant to United States federal or Washington or California state law or regulation.

         "Capital Account(s)" is defined in Section 3.10.

         "Capital Commitment" means, when referring to a dollar amount, or amount committed by a Member or prospective Member for investment pursuant to the terms of this Agreement.

         "Capital Contributions" of any Member means the total amount of money and the initial fair market value of any property (determined net of any liabilities secured by such property that the Company is considered to assume, or take subject to, and determined consistently with Section 752(c) of the Code and without regard to Section 7701(g) of the Code) contributed to the Company by such Member in accordance with this Agreement. The initial fair market value of any property contributed to the Company as an initial Capital Contribution of a Member shall be determined by the Investment Manager and shall be adjusted as provided in Section 3.3(c).

         "Cash Available for Distribution" means, as of any time of determination, an amount equal to the sum of the excess, if any, of (i) the sum of (A) all cash receipts received by the Company since the date of the immediately prior distribution to the Members pursuant to Section 6.1 or, if the Company has made no such prior distribution, since the Agreement Date, and (B) any reduction, since such date, in the amount of Reserves (as determined by the Investment Manager) set aside over (ii) the sum of (A) all expenses paid by the Company since such date and (B) any increases in the amount of Reserves (as determined by the Investment Manager) set aside.

         "Certificate" means any and all of a Certificate of Formation of the Company, and any duly authorized, executed and filed amendments or restatements thereof, which are filed in the office of the Secretary of State of the State of Delaware.

         "CEC" means Commonwealth Energy Corporation, a California corporation.


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         "Code" means the Internal Revenue Code of 1986, as previously or hereafter amended.

         "Common Member" means any holder of a Common Member Interest.

         "Common Member Interest" means a Membership Interest identified as a Common Member Interest on Schedule A.

         "Company" means the limited liability company formed pursuant to this Agreement under the name Summit Energy Ventures, LLC.

         "Company Minimum Gain" has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase "partnership minimum gain."

         "Economic Interest" means a Person's right to share in the Net Income, Net Losses, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

         "Effective Date" is defined in Section 12.5.

         "Encumbrance" means a pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings). The term "Encumber" shall have a correlative meaning.

         "Fiscal Year" is defined in Section 8.5.

         "Flow-Through Entity" is defined in Section 9.3(a)(iv).

         "Immediate Family" means an individual Person's current spouse, parents, grandparents, siblings, children, children's spouses, grandchildren or grandchildren's spouses or any trusts or estates exclusively for the benefit of any of the foregoing.

         "Incapacity" means the entry of an order of incompetence or of insanity, or the Bankruptcy, death, Disability, dissolution or termination (other than by merger or consolidation) of any Person. "Incapacitated" shall have a correlative meaning.

         "Indemnitees" is defined in Section 4.8(a).

         "Investment" means any investment recommended by the Investment Manager and/or approved by the Investment Committee subject the following parameters, unless so waived by the Investment Committee:


                  (a) no Investment or successor of Investments in any single company or group of related companies may exceed $10,000,000 (ten million dollars); or

                  (b) no Investment may be made in any company with less than two years of operating history and one year of positive net income.

         "Investment Committee" means the investment committee of the Company established pursuant to Section 4.4.

         "Investment Manager" means NPM, or any successor investment manager of the Company.

         "Management Fee" means the fees paid to the Investment Manager pursuant to Section 4.3.


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         "Member Minimum Gain" means minimum gain attributable to a Member
Nonrecourse Debt determined in accordance with Treasury Regulation Section 1.704-2(i) with respect to "partner minimum gain."

         "Member Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

         "Member Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i) for the phrase "partner nonrecourse deductions."

         "Members" means those Persons owning Membership Interests and identified as such on the books and records of the Company, as well as any Additional Members and Substitute Members. Reference to a "Member" shall refer to any one or more of the Members, as the context may require.

         "Membership Interest" or "Interest" means the entire ownership interest of a Member in the Company at any particular time, including without limitation, the Member's Economic Interest, any and all rights to vote and otherwise participate in the Company's affairs, and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

         "Net Income" and/or "Net Loss", respectively, for any Accounting Period means the income or loss of the Company for such Accounting Period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Code section 705(a)(2)(B); provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any Company asset shall be computed as if the adjusted basis of such Company asset on the date of such disposition equaled its Book Value as of such date,
(ii) if any Company asset is distributed in kind to a Member, the difference between its Value and its Book Value at the time of such distribution shall be treated as gain or loss, (iii) as to any Company asset held by the Company on an Adjustment Date, the difference between such Company asset's Book Value on such Adjustment Date and its Book Value immediately prior to such Adjustment Date shall be treated as gain or loss, as appropriate, and (iv) any depreciation, cost recovery and amortization as to any Company asset shall be computed by assuming that the adjusted basis of such Company asset equaled its Book Value determined under the methodology described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3); and provided, further, that any item (computed with the adjustments in the preceding proviso) allocated under Section 7.4 shall be excluded from the computation of Net Income and Net Loss.

         "Nonrecourse Deductions" means deductions as described in Treasury Regulation Section 1.704-2(b)(1).

         "NPM" means Northwest Power Management, Inc., a Washington corporation.

         "Percentage Interest(s)" as of any date means 40% as to CEC, 40% as to NPM and 20% as to such persons or persons are as is to be determined by the Investment Manager pursuant to Section 3.5.

         "Permitted Transferee" with respect to a Member, means any Affiliate of such Member or any other Members.

         "Person" means and includes an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof, or any entity similar to any of the foregoing.

         "Preferred Member" means a holder of a Preferred Member Interest.

         "Preferred Member Interest" means a Membership Interest identified as a Preferred Member Interest on Schedule A.


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         "Preferred Return" means a return of 10%, compounded annually.

         "Regulatory Allocations" is defined in Section 7.4(a)(v).

         "Reserves" means funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Investment Manager for working capital, to pay taxes, insurance, debt service and other costs or expenses incident to the conduct of business by the Company as contemplated hereunder and other contingent liabilities.

         "Responsible Party" is defined in Section 4.8(f).

         "Substitute Member" means any Assignee that has been admitted to the Company as a Member pursuant to Section 10.2 by virtue of such Assignee's receiving all or a portion of a Membership Interest from another Member or its Assignee, and not pursuant to Section 10.3.

         "Tax Liability Distribution" is defined in Section 6.2.

         "Transfer" and "Transferred" mean, with respect to any Membership Interest, a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or an agreement to do any of the foregoing.

         "Treasury Regulation" means a Treasury Regulation promulgated under the Code.

         "Value" of any asset of the Company, as the case may be, as of any date, means the fair market value of such asset, as the case may be, as of such date, as determined by the Investment Manager in good faith and following receipt of a fairness opinion or other valuation performed by a nationally recognized investment bank or appraisal firm if the value of such assets exceeds $1,000,000 (one million).

                              ARTICLE 2. FORMATION

         Section 2.1 Formation of the Company. The Company was formed as a limited liability company under the Act by the filing of the Certificate with the Office of the Secretary of State of the State of Delaware on ________, 2001.

         Section 2.2 Filings. The Investment Manager shall have the authority to conduct all filing, recording, publishing and other acts necessary or appropriate for compliance with all requirements for operation of the Company as a limited liability company under this Agreement and the Act and under all other laws of the State of Delaware and such other jurisdictions in which the Company determines that it may conduct business.

         Section 2.3 Name, Registered Office and Agent, Principal Place of Business. The name of the Company is Summit Energy Ventures, LLC, as such name may be modified from time to time by the Investment Manager as it may deem advisable. The Investment Manager shall promptly provide written notice to each Member of any change in the name of the Company. The Company's registered office in the State of Delaware and its registered agent for service of process on the Company in the State of Delaware at such registered office shall be as set forth in the Company's most recently filed Certificate. The Company's principal place of business currently is 700 Fifth Ave., Suite 6100, Seattle, WA 98104, and thereafter at such other place or places as the Investment Manager may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Investment Manager deems advisable.

         Section 2.4 Purpose of Company. Subject to the limitations on the activities of the Company set forth in this Agreement, the purpose and business of the Company shall be the conduct of any business or activity that may be conducted by a limited liability company organized pursuant to the Act, including without limitation (a) to purchase, acquire, sell, transfer, or otherwise dispose of ownership interests, for the benefit of CEC, in energy or energy-related companies that are synergistic to CEC's business; (b) to take advantage of the expertise of NPM, and its Manager Steven Z. Strasser, in managing investment portfolios; (c) to hold title to and beneficial ownership of energy or energy-related companies; and, (d) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as necessary or advisable to the carrying out of the foregoing purposes and businesses of the Company.

         Section 2.5 Term. The Company commenced as of the date that the Certificate was filed with the Office of the Delaware Secretary of State, and shall continue to exist for a five year period unless terminated earlier pursuant to this Agreement, except that such term may be extended by the Investment Manager and the Investment Committee for up to two additional one-year periods at their mutual discretion; provided, however, that if no Investments are acquired by the Company within 18 months of the Agreement Date then the Investment Committee may terminate this Agreement by giving the Investment Manager 30 days prior written notice of its intent to terminate this Agreement.

     ARTICLE 3. MEMBERSHIP; DISPOSITION OF INTERESTS; CAPITAL CONTRIBUTIONS

         Section 3.1 Members. Effective as of the Agreement Date, there are hereby created two classes of Membership Interests in the Company. Such classes of Membership Interests shall be designated as Common Member Interests and Preferred Member Interests, and each such item shall have the respective rights accorded it under this Agreement. The names, addresses, Capital Commitment, Capital Contributions, Percentage Interests of the Members are set forth on Schedule A hereto, which shall be amended from time to time to reflect the admission of Additional Members and Substitute Members pursuant to this Agreement, as well as to reflect any changes in the Members' respective Capital Commitments, Capital Contributions, and Percentage Interests pursuant to the terms of this Agreement.

         Section 3.2 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company.

         Section 3.3 Access to Information. Each Member shall be entitled to receive any information from the Company that it may reasonably request concerning the Company; provided, however, that this Section 3.3 shall not obligate the Company or any Member to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the assets of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, attorney or other consultant so designated. The Company shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member's behalf.

         Section 3.4 Capital Contributions. Effective as the Agreement Date, CEC and NPM are admitted to the Company as Common Members. On the Agreement Date, CEC and the Company shall execute a Contribution Agreement in the form attached hereto pursuant to which CEC shall make a Capital Contribution of $15,000,000 (fifteen million) and a Capital Commitment of $10,000,000 (ten million), which shall be delivered in two traunches of $5,000,000 (five million) each. CEC agrees that it shall convert the first half of the Capital Commitment into a Capital Contribution at such time as the Investment Manager provides written notice to CEC that 75% (seventy-five percent) of the Capital Contribution made as of the Agreement Date has been invested in accordance with the terms of the LLC Agreement. CEC agrees that it shall convert the second half of the Capital Commitment into a Capital Contribution at such time as the Investment Manager provides written notice to CEC that 75% (seventy-five percent) of the first half of the Capital Commitment has been invested in accordance with the terms of the LLC Agreement.

         Section 3.5 Allocation of Interests; Right of First Refusal to Make Additional Capital Contributions. The Investment Manager may allocate a 20% Percentage Interest to such person or persons as it shall determine; provided, however, that if such Percentage Interest has not been allocated by the time the Company files its first income tax return, then the Percentage Interest shall be divided equally between CEC and the Investment Manager. In addition, subject to the provisions of Section 12.1 hereof, the Investment Manager may amend the provisions of this Agreement to create a class or series of interests for the purpose of accepting additional Capital Contributions from time to time with the approval of the Investment Committee and upon such terms and conditions as agreed by the Investment Manager and the Investment Committee. No Member shall have any obligation to make any additional Capital Contributions; provided, however, that CEC shall have a right of first refusal to make an additional Capital Contribution on the same terms and conditions offered to any prospective Member as follows:

                  (a) Right of First Refusal Notification. In the event that the Investment Manager desires to cause the Company to issue Membership Interests to any Person (other than CEC), the Investment Manager agrees that it will notify (the "Right of First Refusal Notification") CEC in writing of its intention to do so, specifying the nature of the Interests proposed to be issued (the "Offered Interests"), the name of the person or persons to whom the Company proposes to issue the Offered Interests, and the amount of Capital Commitments that will be required in connection with the issuance of such Interests (the "Minimum Price"). The Right of First Refusal Notification shall contain an affirmation by the Investment Manager that he has a reasonable expectation of being able to issue the Interests at the Minimum Price and to such Person or Person, and shall recite the basis for such expectation. The Right of First Refusal Notification shall offer to issue to CEC the Offered Interests, free and clear of any liens or encumbrances in favor of third persons, at the Minimum Price and on such other terms and conditions, if any, not less favorable to CEC as those proposed to be offered to such other Person or Persons. In the event all or any part of the consideration shall consist of other than cash, the Minimum Price shall mean the fair market value of such consideration.

                  (b) Exercise of Right of First Refusal. In the event that CEC elects to purchase or acquire all of the Offered Interests, written notice of such election shall be delivered to the Investment Manager no later than fifteen
(15) days following receipt of the Right of First Refusal Notification by CEC, and such notice shall, when taken in conjunction with the Right of First Refusal Notification, be deemed to constitute a valid and legally binding purchase and sale agreement.

                  (c) Closing. The closing of a purchase and sale of Offered Interests pursuant to this Section 3.5 shall take place at the principal executive offices of the Company on the thirtieth (30th) day following the expiration of the period within which the offer to purchase could have been accepted (unless another time is mutually agreed upon by the parties).

                  (d) Option. CEC is hereby granted an option to purchase any of the Investments acquired by the Company at any time during the term of this Agreement on such terms and conditions as are mutually agreeable to the Investment Manager and CEC; provided however, that CEC shall have the right to credit any balance in its Capital Account against the purchase price of the Investment. If the Investment Manager and CEC are unable to reach agreement on the fair market value of such Investment, then the Investment Manager shall obtain a valuation of the Investment from a nationally recognized investment bank or appraisal firm which firm shall be approved by the Investment Committee; provided, however, that the valuation of the Investment shall be the projected value of the Investment at the termination of this agreement; without regard to any extended term.

         Section 3.6 Return of Capital, No Interest on Capital. Except as expressly provided in this Agreement: (a) no Member or Assignee shall demand or be entitled to the return of any or all of its Capital

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Contribution or Capital Account and (b) no Member or Assignee shall withdraw any portion of its Capital Contribution or receive any distributions from the Company as a return of capital on account of such Capital Contribution.

         Section 3.7 Limited Liability of Members. Notwithstanding anything to the contrary contained in this Agreement, and except as otherwise required by applicable law, the liability of a Member for any losses of the Company in no event shall exceed, in the aggregate, the amount of its Capital Contribution invested in the Company.

         Section 3.8 Capital Accounts. There shall be established for each Member on the books of the Company a capital account (the "Capital Account") in compliance with Treasury Regulation Sections 1.704-1(b) or 1.704-2, as amended. Subject to the preceding sentence, each Member's Capital Account shall initially be equal to the amount of cash and the fair market value of any property contributed by a Member to the Company (net of liabilities secured by such contributed property that the Company is treated as assuming or taking subject to pursuant to the provisions of Section 752 of the Code) and, throughout the term of the Agreement, the Capital Account shall be (i) increased by the amount of income and gain allocated to such Capital Account and the amount of any cash and the fair market value of any property contributed by a Member to the Company (net of liabilities secured by such contributed property that the Company is treated as assuming or taking subject to pursuant to the provisions of Section 752 of the Code) and (ii) decreased by the amount of losses and deductions allocated to such Capital Account and the amount of any cash and the fair market value of any property distributed to a Member by the Company in accordance with
Section 3.5 or otherwise (net of liabilities secured by such distributed property that the Member is treated as assuming or taking subject to pursuant to the provisions of Section 752 of the Code).

              ARTICLE 4. INVESTMENT MANAGER; INVESTMENT COMMITTEE

         Section 4.1 Appointment of Investment Manager; Responsibilities.

                  (a) Appointment of Investment Manager. NPM is hereby appointed the Investment Manager and NPM agrees to assume the responsibilities of the Investment Manager. Upon resignation of the Investment Manager or removal due to Incapacity, fraud or willful misconduct on the part of the Investment Manager, a successor investment manager shall be appointed by the Investment Committee. Upon the resignation or removal of an Investment Manager, a Value shall be placed on the Investment Manager's Membership Interest which Value shall be paid to the Investment Manager on the liquidation of the Investments; provided, however, that if the Value of the Company shall have depreciated since the date the Investment Manager resigned or was removed, then the Value of the Investment Manager's Membership Interests shall be reduced pro-rata to the reduction of the Value of the Company. On the date the Investment Manager either resigns or is removed, the Investment Manager's Membership Interest shall automatically be converted to an Economic Interest only.

                  (b) Investment Management Services. The Investment Manager shall have the powers and duties granted to the Investment Manager pursuant to the terms of this Agreement, including without the authority and responsibility to (i) advise the Company with respect to the acquisition, management, financing and disposition of Investments, (ii) monitor the Company's Investments, (iii) represent the Company in its respective day-to-day dealings with Persons with whom the Company interacts with respect to the business and operations of the Company (including without limitation accountants, attorneys, custodians, insurers and banks) and (iv) monitor and supervise the performance of all parties who have contracts to perform services for the Company (collectively, the "Investment Management Services"). The Investment Manager shall have the sole power and authority to bind the Company, except and to the extent that such power is limited pursuant to Section 4.1(d) hereof.

                  (c) Administrative Services. The Investment Manager shall (i) provide accounting services (but not auditing work), (ii) prepare and deliver reports to the Company, (iii) coordinate investor related services for the Company, (iv) prepare and disseminate financial statements of the Company, (v) coordinate the tax returns of the Company, (vi) maintain the books and records of the Company,
(vii) select and administer brokerage, bank or custodial accounts for the Company and (viii) perform other similar functions as the Company and the Investment Manager may agree upon (collectively, the "Administrative Services").

                  (d) Limits on Manager's Powers. Notwithstanding anything in this Agreement to the contrary, the Investment Manager shall not cause or permit the Company to:

                     (i) Purchase or otherwise acquire any Investment without the approval of the Investment Committee required pursuant to Section 4.4 hereof;

                     (ii) possess Company property, or assign Company property, for other than a Company purpose;

                     (iii) admit a Person as a Member, except as provided in this Agreement;

                     (iv) make any loans to the Investment Manager or its Affiliates or any of their respective officers, directors or employees; or

                     (v) transfer any funds for the acquisition of an Investment without the written approval of the Investment Committee.

                  (e) Delegation of Authority of the Company. The Company hereby delegates to the Investment Manager all powers, duties and responsibilities with regard to the Investment Management Services and the Administrative Services and hereby appoints the Investment Manager as the Company's attorney in fact with full authority in the Company's name to perform such services.

                  (f) Subcontracting. The Investment Manager may contract with other persons or entities to provide any or all of the foregoing Investment Management Services and Administrative Services, with the cost to be borne by the Investment Manager; provided that any delegation of such rights or duties shall not release the Investment Manager from its obligations hereunder and the Investment Manager shall remain responsible hereunder for all acts and omissions of such contractor as if such acts or omissions were those of the Investment Manager.

                  (g) Bank Accounts. The Investment Manager shall establish bank accounts in the name of the Company and shall deposit therein the Capital Investments of the Company; provided, however, that the Investment Committee shall have the right to approve any bank selected by the Investment Manager.

         Section 4.2 Retention or Employment of Other Persons After Approval of Investment. All expenses and fees associated with the due diligence, evaluation and closing of the transaction (including, without limitation, the retention or employment of accountants, attorneys and consultants, reasonable travel and entertainment (collectively, the "Transaction Expenses")) shall be paid by the Company; provided, however, that the Investment Manger may not employ any Persons that are shareholders or Affiliates of the Investment Manager unless either (a) the Person is in the business of providing such services and the cost is comparable to what is generally offered by third parties; or (b) the services are being provided on terms that are no less favorable to the Company than could be obtained from an unrelated third party in an arms-length transaction.

         Section 4.3 Management Fee; Expenses.

                  (a) The Company shall pay to the Investment Manager, as compensation for its performance of the Investment Management Services and the Administrative Services an annual fee equal to three percent (3%) of the book value of the Investments averaged on an annual basis. The Management fee shall be paid in two semi-annual payments of $375,000 payable on January 8 and July 8 of each calendar year; provided, however, that the Management Fee shall be pro-rated for any partial period. At the end of each calendar year, the actual Management Fee shall be calculated and a payment shall be made by the Investment Manager to the Company for any overpayment of Management Fees or by the Company to the Investment Manager for any underpayment of Management Fees. Such payment shall be due and payable on January 8 of each calendar year.

                  (b) Except for expenses to be paid by the Investment Manager pursuant to Section 4.3(c), the Company shall pay all expenses incurred in connection with the operation of the Company, including without limitation, Management Fees, Transaction Expenses with respect to each Investment evaluated or acquired by the Company, indemnification expenses of the Company pursuant to
Section 4.8 and legal and accounting expenses of the Company.

                  (c) The Investment Manager shall pay, and the Company will not be obligated to pay, the Investment Manager's administrative costs related to providing the Investment Management Services and the Administrative Expenses, including: salaries and fringe benefits of professional, administrative, clerical, bookkeeping, secretarial and other personnel of the Investment Manager; rent, office equipment, fire and theft insurance, heat, light, cleaning, power, water and other utilities of any office space maintained by the Investment Manager on its own behalf or on behalf of the Company; stationery, postage, office supplies for the Investment Manager and the Company; secretarial services; travel and entertainment; telephone (local and long distance); publications and subscriptions; data processing; printing, publishing and distributing financial reports; and any other overhead type expenses; provided, however, the Company shall reimburse the Investment Manager and its Affiliates for the reasonable costs of providing tax and accounting services to the Company, including maintaining financial books and records, calculating the value of Company Assets and preparing tax returns.

         Section 4.4 Investment Committee. The Investment Committee shall be comprised of three members appointed by CEC; provided, however, that no officer or director of CEC with an equity interest in the Company may be appointed as a member on the Investment Committee. The Investment Committee shall have the authority to approve or disapprove any recommendation by the Investment Manager to purchase or otherwise acquire or make an Investment. The Company may not purchase or otherwise acquire or make any Investment without the prior approval of the Investment Committee as described in this Section 4.4. All actions required of the Investment Committee shall be taken by a majority vote of the members of the Investment Committee held at a meeting of the Investment Committee no earlier than 2 business days following delivery of written notice of such meeting of specifying the time, place and agenda for such meeting or by written consent of all members of the Investment Committee.

         Section 4.5 Company Funds. Company funds shall be held in the name of the Company and shall not be commingled with those of any other Person. Company funds shall be used by the Investment Manager only for the business of the Company.

         Section 4.6 Other Activities and Competition.

                  (a) The Investment Manager agrees that it shall devote such business and professional time to the Company and its purposes and objectives as shall be reasonably necessary in the opinion of the Investment Manager to achieve the objectives of the Company.

                  (b) Except as set forth in Section 4.6(c), the Investment Manager, its Affiliates and agents, members, officers, directors and employees of the Investment Manager and its Affiliates may engage in or possess any interests in business ventures and may engage in other activities of every kind and description independently or with others in addition to those relating to the Company. Each Member authorizes, consents to and approves of such present and future activities by such Persons. Except as set forth in this Agreement, neither the Company nor any Member shall have any right by virtue of this Agreement in or to other ventures or activities of the Investment Manager, its members or their Affiliates or to the income or proceeds derived therefrom.

                  (c) Notwithstanding anything to the contrary in Section 4.6(b), neither the Investment Manager, its shareholders, directors, officers or members nor its or their Affiliates shall, without the consent of the Investment Committee, directly or indirectly create, manage or sponsor another partnership or investment fund with investment objectives similar to the Company, until the earlier of the date on which at least seventy-five percent (75%) of the Capital Contribution of the Preferred Members have been invested or committed to be invested; provided, however, that if such an entity is created, the Investment Manager and its Affiliates shall first allocate investment opportunities entirely to the Company until such time that ninety percent (90%) of the Capital Contribution of the Preferred Members have been invested or committed to be invested.

                  (d) In the event that the Investment Committee rejects a recommendation by the Investment Manager to acquire an Investment, then any Member, except CEC, may acquire the Investment; provided, however, that the Member acquires such Investment on the same terms and conditions offered to the Company. In the event that the terms and conditions offered to the Member are more favorable than those offered to the Company, then the Member shall automatically grant the Company a right of first offer to acquire the Investment on the same terms and conditions offered the Member pursuant to the procedure established in Section 5.2.

         Section 4.7 Duty of Care and Loyalty; Investment Manager's Liability.

                  (a) The Investment Manager shall discharge its duties under this Agreement solely in the interest of the Members and the Company, and shall do so with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Investment Manager shall not deal with the income or assets of the Company in the Investment Manager's own interest or for its own account.

                  (b) To the extent permitted by applicable law, neither the Investment Manager, nor any of its Affiliates, directors, officers, employees, shareholders, members, assigns, representatives or agents, shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys' fees) incurred by reason of any act or omission or any such alleged act or omission performed or omitted by such Person (including those in connection with representation on behalf of the Company on creditors' committees in bankruptcy proceedings or serving on boards of directors or the equivalent thereof for companies or other entities in the Company's portfolio) if such Person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company, and if there has been no final adjudication in binding arbitration in the manner provided in Section 4.7(b) determining such Person has acted with gross negligence or willful misconduct with respect to such act or omission.

         Section 4.8 Indemnification.

                  (a) To the extent permitted by applicable law, the Investment Manager, and any of its Affiliates, directors, officers, employees, shareholders, members, assigns, representatives or agents (each such person being an "Indemnitee") shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any acts or omissions or alleged acts or omissions arising out of such Indemnitee's activities in connection with representation of the Company on creditors' committees in bankruptcy proceedings or serving on boards of directors or the equivalent thereof for companies or other entities in the Company's portfolio) if such Person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company, and if there has been no final adjudication determining such Indemnitee has acted with gross negligence or willful misconduct with respect to such acts or omissions. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that a Person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company.

                  (b) In the event that any Indemnitee believes it is entitled to indemnification hereunder by virtue of any amount paid as described in subsection (a) of this Section 4.8, the Investment Manager or such Indemnitee shall give notice of such payment, and the circumstances giving rise thereto, to the Members prior to receipt of indemnification hereunder and, if within 45 days of such notice CEC objects to such indemnification, the Indemnitee's entitlement thereto shall be referred by CEC and the Indemnitee to binding arbitration. Pending the result of such arbitration, the amounts sought by the Indemnitee as indemnification shall be held by the Company in trust for the parties determined to be entitled thereto in the course of such arbitration. If CEC fails to object to the indemnification within the aforementioned 45-day period, the Indemnitee shall be entitled to such indemnification and shall conclusively be deemed to have satisfied the standards set forth in subsection (a) of this Section 4.8. In the event of any arbitration pursuant to this subsection (b) of Section 4.8, CEC shall, within 30 days of its decision to object to indemnification, select one arbitrator and the Indemnitee shall, within the same period, select a second arbitrator. The two arbitrators thus selected shall, within 15 days of their selection, select a third arbitrator. In the event any arbitrator required to be selected pursuant to the preceding sentences is not selected within the time periods therein set forth, either CEC or the Indemnitee may apply to any court having jurisdiction over CEC and the Indemnitee and such court shall be empowered to select any arbitrator not so selected. The arbitrators shall be limited to determining whether the Indemnitee (i) acted with gross negligence or willful misconduct and (ii) is entitled to indemnification under the standards set forth in subsection (a) of this Section 4.8. Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then prevailing, and the decision of the arbitrators shall be final and binding on all the Members and on the Indemnitee. The costs of the arbitration (other than fees and expenses of counsel, which shall be the responsibility of the parties retaining such counsel) shall be borne equally by the parties thereto; provided, however, that in the event that it is determined in such arbitration that the Indemnitee is entitled to indemnification, the Indemnitee shall also be entitled to indemnification for its share of such costs and for the fees and expenses of its counsel. If for any reason the provisions of this subsection (b) are held to be unavailable or unenforceable, then any determination which must be made under this Agreement in binding arbitration may be made by any court of competent jurisdiction.

         (c) Any indemnification provided hereunder shall be satisfied out of Company assets as an expense of the Company.

         Section 4.9 Application of Fees. With respect to each Investment all
(a) origination fees received in connection with the acquisition of such Investment; (b) monitoring fees and directors' fees paid by portfolio companies in which the Company holds an Investment; and (c) "break-up" or similar fees paid for a failed transaction shall be shared equally by the Investment Manager and the Company.

               ARTICLE 5. POWERS, RIGHTS AND DUTIES OF THE MEMBERS


         Section 5.1 Limitations. Except as expressly required by the Act or as expressly provided in this Agreement, the Members in their capacity as members of the Company shall not participate in the management or control of the Company's business nor shall they transact any business for the Company, nor shall they have the power to act for or bind the Company, or otherwise vote on any matter affecting the Company or its business, said powers being vested solely and exclusively in the Investment Manager and the Persons, if any, to whom the Investment Manager delegates such powers in accordance with the provisions of this Agreement.

         Section 5.2 Right of First Offer.

                  (a) Transfer Notice. If at any time the Investment Manager proposes to dispose of any Investment to one or more third parties, whether by sale, assignment, (a "Transfer"), then the Investment Manager shall give CEC written notice of its intention to make the Transfer (the "Transfer Notice"), which Transfer Notice shall include (i) a description of the Investment to be transferred, (ii) a statement of its bona fide intention to transfer the Investment and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

                  (b) CEC's Option. CEC shall have an option for a period of twenty (20) business days from receipt of the Transfer Notice to elect to purchase the Investment at the same price and subject to the same terms and conditions as described in the Transfer Notice. CEC may exercise such purchase option and, thereby, purchase the Investment by notifying the Investment Manager in writing before expiration of such twenty (20) business day period that it wishes to purchase the Investment. During such twenty (20) business day period the Investment Manager shall provide CEC with all information reasonably requested by CEC with respect to the Investment, including such financial, accounting, engineering, intellectual property, legal and operational diligence materials as CEC may reasonably request regarding such Investment. In addition, the Investment Manager shall use its best efforts to make management personnel of the Investment available for due diligence interviews by CEC. To the extent required by the Investment, CEC shall enter into confidentiality agreements that are customary in form, substance and scope for similarly sized mergers and acquisitions in the same industry as the Investment. If CEC gives the Investment Manager notice that it desires to purchase the Investment, then payment for the Investment shall be by wire transfer, against delivery of the Investment to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) business days after CEC's receipt of the Transfer Notice, subject to extension of such period for any period necessary to receive required regulatory approvals. In the event that CEC does not exercise its option hereunder with respect to any Investment, the Company may transfer such Investment on terms that are fair to the Company and are no less favorable to the Company than the terms set forth in the Transfer Notice. Any such Transfer shall be consummated no later than 120 days following delivery of the Transfer Notice.

                            ARTICLE 6. DISTRIBUTIONS

         Section 6.1 Distributions. Subject to the provisions of Sections 6.2, 6.3, and 6.4 and the sole discretion of the Investment Manager, Cash Available for Distribution, if any, shall be distributed to the Members as follows:

                  (a) First, one hundred percent (100%) to the Preferred Members in proportion to their Capital Contributions until the cumulative amount distributed to the Preferred Members pursuant to this Section 6.1(a) is equal to the Preferred Return on the Preferred Members' outstanding Capital Contributions (computed from the date or dates the Capital Contributions were made and taking into account the date of distributions of Capital Contributions pursuant to
Section 6.1(b) and the date of distributions of Preferred Returns pursuant to this Section 6.1(a)); and

                  (b) Second, one hundred percent (100%) to the Preferred Members' Capital Contributions until the cumulative amount distributed to the Preferred Members pursuant to this Section 6.1(b) is equal to all Capital Contributions made by the Preferred Members; and

                  (c) Third, any remaining amount to the Members in proportion to the Members' Percentage Interests.


         Section 6.2 Tax Liability Distributions. Prior to the distribution of cash, if any, pursuant to Section 6.1, the Company shall make a cash distribution to the Members to the extent of Cash Available for Distribution in amounts intended to enable the Members to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to Article 7 (a "Tax Liability Distribution"). The amount of any such Tax Liability Distribution shall be determined by the Investment Manager based on (a) the highest effective combined United States Federal, state and local income tax rate applicable to any Member, and taking into account the deductibility of state and local income taxes for United States federal income tax purposes, and (b) the amounts so allocated pursuant to Article 7 to each Member, and otherwise based on such reasonable assumptions as the Investment Manager determines in good faith to be appropriate. Tax Liability Distributions shall be made to each Member pro rata in accordance with such Member's relative allocation of the corresponding item(s) of gain or income, and shall be treated as advances of, and shall as soon as possible be recouped solely from, distributions otherwise to be received by such Member under this Agreement, provided, that in no event shall such Member otherwise be required to recontribute or otherwise return or repay any such Tax Liability Distribution. Any amount distributed to the Members pursuant to Section 6.1 with respect to a Fiscal Year shall reduce the amount distributable to such Member as a Tax Liability Distribution for such Fiscal Year.

                  Section 6.3 Distributions in Kind. No right is given to any Member to demand and receive property other than cash. The Investment Manager may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the Members, which may be in registered securities, and such assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with this
Article 6 and Article 7 and Article 11 hereof.

         Section 6.4 The Right to Withhold. The Company shall withhold from any distribution such amounts as are required to be withheld by the laws of any taxing jurisdiction. Such withheld amounts shall be treated as amounts distributed to the respective Members on whose account the withholding was imposed.

         Section 6.5 Sale of Investments or the Company. The parties acknowledge that the Investment Manager is empowered to unilaterally cause the sale of one or more of the Investments (other than any third party interests therein (i.e., those held by Persons not affiliated with the Company)) and all or any portion of the Company. Upon any such sale of one or more Investments, the Investment Manager shall distribute the sales proceeds in accordance with this Agreement.

                             ARTICLE 7. ALLOCATIONS

         Section 7.1 General. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Accounting Period of the Company as of the end of such Accounting Period. Subject to the other provisions of this
Article 7, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

         Section 7.2 Allocation of Net Income and Net Loss. Except as provided in Sections 7.3 and 7.4, the Company's Net Income or Net Loss and each item of income, gain, loss and deduction entering into the computation thereof, for each Accounting Period shall be allocated to the Members as follows:

                  (a) Net Income for such Accounting Period shall be allocated as follows:

                      (i) first, an amount of Net Income equal to the excess of
          (x) all Net Loss previously allocated to the Members pursuant to
          Section 7.2(b)(iii) over (y) all Net Income previously allocated to the Members pursuant to this Section 7.2(a)(i), shall be allocated to the Members in proportion to each Member's share of such excess of (x) over (y);

                      (ii) second, an amount of Net Income equal to the excess of (x) the sum of (A) all Net Loss previously allocated to the Members pursuant to Section 7.2(b)(ii) and (B) an amount equal to the aggregate preferred return distributable to the Members pursuant to
          Section 6.1(a) as of the date of allocation for such Accounting Period and all prior Accounting Periods (whether or not such Preferred Return has in fact been distributed) over (y) all Net Income previously allocated to the Members pursuant to this Section 7.2(a)(ii), shall be allocated to the Members in proportion to each Member's share of such excess of (x) over (y); and

                      (iii) third, any remaining Net Income shall be allocated to the Common Members in accordance with their Percentage Interests.

                 (b) Net Loss for such Accounting Period shall be allocated as follows:

                      (i) first, an amount of Net Loss equal to the excess of
          (x) all Net Income previously
allocated to the Members pursuant to Section 7.2(a)(iii) over (y) all Net Loss previously allocated to the Members pursuant to this Section 7.2(b)(i) shall be allocated to the Members in proportion to each Member's share of such excess of
(x) over (y);

                      (ii) second, an amount of Net Loss equal to the excess of
          (x) all Net Income previously allocated to the Members pursuant to
          Section 7.2(a)(ii) over (y) all Net Loss previously allocated to the Members pursuant to this Section 7.2(b)(ii) shall be allocated to the Members in proportion to each Member's share of such excess of (x) over (y);

                      (iii) any remaining Net Loss shall be allocated to the Members in proportion to their Capital Contributions.

                 Section 7.3 Allocations Upon Final Liquidation. Notwithstanding
Section 7.2, but subject to Section 7.4, all Net Income or Net Loss (or individual items of either) recognized in the year in which the Company is liquidated shall be allocated to the Members in a manner so that, to the extent possible, the ending Capital Account balances of each of the Members as increased by such Member's share of Company Minimum Gain and Member Minimum Gain shall be equal to the amount of distributions that each such Member would be entitled to receive upon the liquidation of the Company pursuant to Section 11.3.

                 Section 7.4 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 7:

                         (a) Regulatory Allocations.


                             (i) If there is a net decrease in (1) Company Minimum Gain or (2) Member Minimum Gain during any Fiscal Year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Treasury Regulation Section 1.704-2(f) or Section 1.704-2(i)(4), as applicable. It is intended that this Section 7.4(a)(i) qualify and be construed as a "minimum gain chargeback" and a "chargeback of partner nonrecourse debt minimum gain" within the meaning of such regulations, which shall be controlling in the event of a conflict between such regulations and this Section 7.4(a)(i).

                             (ii) Any Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in proportion to their Capital Contributions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss (within the meaning of Treasury Regulation 1.702-2) with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(i).

                             (iii) If any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible. It is intended that this Section 7.4(a)(iii) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulation and this Section 7.4(a)(iii).


                             (iv) If, and only to the extent, any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with their respective Percentage Interests, subject to the limitations of this Section 7.4(a)(iv).

                             (v) The allocations set forth in Sections
          7.4(a)(i), (ii), (iii) and (iv) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 7.1, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

                 (b) For any Fiscal Year during which any part of a Membership Interest or Economic Interest is Transferred by a Member (or by an Assignee or successor in interest to a Member), the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Transferred interest shall be apportioned between the assignor and the assignee of such interest under any method allowed pursuant to Section 706 of the Code and the applicable Treasury Regulations as determined by the Investment Manager.

                 (c) In the event that the Code or any Treasury Regulations promulgated thereunder require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Agreement, upon the advice of the Company's counsel or accountants, the Investment Manager is hereby authorized to make new allocations in reliance upon the Code, the Treasury Regulations and such advice of the Company's counsel or accountants, such new allocations shall be deemed to be made pursuant to any fiduciary obligation of the Investment Manager to the Company and the Members, and no such new allocation shall give rise to any claim or cause of action by any Member.

                 (d) For income tax purposes, all items of Company income, gain, loss, deduction and any other allocations shall be divided among the Members in the same proportions as they share its correlative item of "book" income, gain, loss or deduction pursuant to this Article 7; provided, that, income, gain, loss and deduction with respect to property whose Book Value differs from its adjusted basis for Federal income tax purposes shall be shared among the Members for federal and state income tax purposes so as to take into account the variation, if any, between the basis of the property to the Company and its Book Value in accordance with Code Section 704(c) and Treasury Regulations 1.704-3, using any method provided by such Treasury Regulations as chosen by the Investment Manager.

                 (e) A Member's proportional share of the Company's "excess nonrecourse liabilities" within the meaning of Treasury Regulation Section 1.752-3(a)(3) at any time shall be its proportional share of the aggregate Capital Contributions to the Company at such time.

            ARTICLE 8. BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS


         Section 8.1 Company Books. The Investment Manager shall cause to be kept at the principal place of business of the Company, or at such other location as the Investment Manager shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities and the internal affairs of the Company for each Fiscal Year of the term of the Company.

         Section 8.2 Delivery of Records; Inspection. Upon the reasonable written request of any Member for any purpose reasonably related to such Member's Membership Interest, the Investment Manager, subject to such reasonable standards as may be established from time to time by the Investment Manager, shall deliver to such requesting Member (or, to the extent so directed, to its agent or attorney) a copy of the following information:

                 (a) unaudited quarterly financial reports and audited annual financial reports, which shall include an income statement for the period covered by such statements, a balance sheet as of the last day of such period, a statement of Members' equity, and a management discussion and analysis of the financial condition of the Company and all supporting calculations and information for such reports;

                 (b) promptly after becoming available, a copy of the Company's federal, state and local income or information tax returns for the year;


                 (c) a current list of the name and last known business, residence or mailing address of each Member;


                 (d) true and full information regarding the status of the business and financial condition of the Company; and


                 (e) a copy of this Agreement, as amended, and the Certificate, together with executed copies of any written powers of attorney pursuant to which this Agreement, as amended, and the Certificate have been executed.

                  Members (personally or through an authorized representative) may, for purposes reasonably related to their Membership Interests, inspect and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

         Section 8.3 Reports and Tax Information. The Investment Manager shall, at the expense of the Company, send to each Member (and/or Assignee), within ninety (90) days after the end of each tax year (or as soon as reasonably practicable thereafter), the information necessary for such Member (and/or Assignee) to complete its federal, state and local income tax or information returns.

         Section 8.4 Company Tax Elections; Tax Controversies. The Investment Manager shall have the right to make all elections for the Company provided for in the Code, including, but not limited to, the elections provided for in
Section 754 of the Code. The Investment Manager is hereby designated as the "Tax Matters Partner" pursuant to the requirements of Section 6231(a)(7) of the Code, and in such capacity, shall represent the Company, at the Company's expense, in any disputes, controversies or proceedings with the Internal Revenue Service.


         Section 8.5 Accounting and Fiscal Year. Subject to Code Section 448, the books of the Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Investment Manager. The fiscal year (the "Fiscal Year") of the Company shall be the calendar year.

         Section 8.6 Confidentiality of Information. Each party hereto agrees that the provisions of this Agreement, all understandings, agreements and other arrangements between and among the parties, and all other non-public information received from or otherwise relating to the Company, shall be confidential, and shall not be disclosed or otherwise released to any other Person (other than another party hereto), without the written consent of the Investment Manager. Accordingly, each party hereto shall, and shall cause its agents and attorneys to, hold in confidence all such information.

                     ARTICLE 9. TRANSFERS, ENCUMBRANCES AND
                       REDEMPTIONS OF MEMBERSHIP INTERESTS

         Section 9.1 Transfers. No Member, and no Assignee, may Transfer all or any portion of its Membership Interest to any Person without the prior written consent of the Investment Manager.

         Section 9.2 Encumbrances. No Member or Assignee may Encumber all or any portion of its Membership or Economic Interest (or any beneficial interest therein) unless the Investment Manager consents in writing thereto, which consents may be given or withheld, or made subject to such conditions as are determined by the Investment Manager, in the Investment Manager's sole and absolute discretion. Any purported Encumbrance which is not in accordance with this Agreement shall be null and void.

         Section 9.3 Regulatory Prohibition. No Member shall take or permit any action to be taken with respect to itself (including, without limitation, any change in its shareholders or partners, as applicable) that would subject the Company to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended (but, for the sake of clarity, it is recognized that nothing in this Section 9.3 shall prohibit the Company from engaging in business activities that would cause it to be subject, and therefore subjecting itself, to such regulation).

       ARTICLE 10. WITHDRAWN, REMOVED, ADDITIONAL AND SUBSTITUTE MEMBERS


         Section 10.1 Admissions, Withdrawals and Removals. No Person shall be admitted to the Company as a Member except in accordance with Section 10.2 or
Section 10.3. Except as provided in Section 10.4, no Member shall be entitled to withdraw from the Company prior to dissolution of the Company without the written consent of the Investment Manager, which consent may be given or withheld in the Investment Manager's sole and absolute discretion. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

         Section 10.2 Substitute Members. No Assignee shall become a Member of the Company by virtue of such Assignee's receiving all or a portion of any interest in the Company from a Member or another Assignee without the consent of the Investment Manager, which consent may be given or withheld, or made subject to such condition(s), as the Investment Manager deems appropriate, in its sole and absolute discretion.

         Section 10.3 Additional Members. After all Common Member Interests have been allocated under this Agreement, the Investment Manager may admit an Additional Member with the approval of the Investment Committee and on such terms as the Investment Manager and Investment Committee agree. The Agreement shall be amended to reflect such terms.

         Section 10.4 Withdrawal of Certain Members.

                 (a) Transfer of Entire Interest. If a Member has transferred all its Membership Interests to one or more Assignees in accordance with the terms of this Agreement, then such Member shall be deemed to have withdrawn from the Company (without any additional action required to be taken by such Member) when all of such Assignees have been admitted as Members in accordance with
Section 10.3 hereof.

         Section 10.5 Conversion of Membership Interest. Upon the Incapacity of a Member, such incapacitated Member's Membership Interest shall automatically be converted to an Economic Interest only, and such Incapacitated Member (or its executor, administrator, trustee, receiver or beneficiary, as applicable) shall thereafter be deemed an Assignee for all purposes hereunder, with the same Economic Interest as was held by such incapacitated Member prior to its Incapacity, but without any other rights of a Member, unless such Assignee is admitted as a Substitute Member pursuant to Section 10.2.

         Section 10.6 Resignation, Removal, Incapacity Of The Investment
Manager.


                 (a) The Investment Manager may be removed as investment manager without its consent only by reason of the Investment Manager's (1) fraud or willful misconduct or (2) gross negligence in the operations of the Company that has a material adverse effect on the business or properties of the Company, or
(3)
the Investment Manager, or Mr. Steven Strasser, the President of Investment Manager, has become Incapacitated; if, in each case, the Investment Committee votes for such removal. Immediately prior to the effective date of such removal, a successor Investment Manager may be appointed to continue the business of the Company upon the majority vote of the Investment Committee.

                 (b) If the Investment Committee removes the Investment Manager in accordance with subsection (a) of this Section 10.6, notice of removal specifying the effective date of removal shall be served on the Investment Manager either by certified or by registered mail, return receipt requested, or by personal service.

                 Any successor Investment Manager appointed by the Investment Committee to replace the Investment Manager pursuant to this Section 10.5 shall, beginning on the date of admission to the Company, have the same rights and obligations under this Agreement as the replaced Investment Manager would have had subsequent to such date if the replaced Investment Manager had continued to act as Investment Manager.

                     ARTICLE 11. DISSOLUTION AND WINDING UP

         Section 11.1 Dissolution and Distribution of Company Assets. Except as may be permitted in accordance with this Agreement, no Member shall have the right to, and each Member hereby agrees that it shall not, seek to dissolve or cause the dissolution of the Company or to seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the remaining Members.

         Section 11.2 Dissolving Events. Notwithstanding the Act, the Company shall be dissolved only upon the earlier to occur of one of the following events:

                 (a) upon the expiration of the Term of this Agreement Company pursuant to Section 2.5; or


                 (b) upon the sale of all or substantially all of the assets of the Company.

                  The dissolution of the Company by any action not specifically set forth above shall be a dissolution in breach and in contravention of this Agreement.

         Section 11.3 Wind-up, Liquidation and Final Distribution of Proceeds. Upon the dissolution of the Company pursuant to this Article 11, the Company shall thereafter engage in no further business other than that which is necessary to wind-up the business and the Investment Manager shall liquidate all Company assets and allocate (pursuant to Article 6 hereof) all income, gain, loss and deductions resulting therefrom. The cash proceeds from the liquidation of Company assets then shall then be applied or distributed by the Company in the following order:

                 (a) first, to the creditors of the Company (including, without limitation, to Members who are creditors to the extent permitted by law) in satisfaction of liabilities of the Company other than liabilities for distributions to Members pursuant to Section 18-606 of the Act; and to the setting up of any reserves for contingencies which the Investment Manager may consider necessary;

                 (b) second, to Members and former Members in satisfaction of liabilities, if any, for distributions pursuant to Section 18-606 of the Act, and to the setting up of any reserves therefor; and

                 (c) third, in the event of a liquidation and dissolution of the Company to the Members as provided in Section 6.1.

                  Notwithstanding the foregoing, in the event that the Investment Manager determines that an immediate sale of all or any portion of the Company's assets would cause undue loss to the Members, the

Investment Manager, in order to avoid such loss to the extent not then prohibited by the Act, may either defer liquidation of and withhold from distribution for a reasonable time any assets of the Company except those necessary to satisfy the Company's debts and obligations, or distribute the assets to the Members in kind. Any amounts owed to a Member pursuant to this
Section 11.3 shall be reduced by any amounts which any such Member owes to the Company and/or any other Member (including, without limitation, as a result of any such Member's breach and/or contravention of this Agreement). The foregoing shall not limit any other rights or remedies of the Members.

         Section 11.4 No Restoration of Deficit Capital Account Balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

                           ARTICLE 12. MISCELLANEOUS

         Section 12.1 Amendment. The written consent of the Investment Committee shall be required to amend or waive any provision of this Agreement, which consents may be given, withheld or made subject to such conditions as are determined by each such Investment Committee member in its sole and absolute discretion. Notwithstanding the foregoing sentence, without the consent of the Member to be adversely affected, this Agreement shall not be amended so as to materially and adversely affect the interest of any Member in Net Income, Net Loss or distributions except as otherwise expressly provided elsewhere in this Agreement.

         Section 12.2 Meetings. At any time, and from time to time, the Investment Manager may, but shall not be required to, call meetings of the Members. All provisions governing, or otherwise relating to, the holding of meetings of the Members, shall from time to time be established by the Investment Manager.

         Section 12.3 No Assignments; Binding Effect. This Agreement shall not be assigned or otherwise transferred (by operation of law or otherwise) by any Member except as is otherwise permitted in Article 4, Article 8 and Article 9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns permitted in accordance with this Agreement and the Act.

         Section 12.4 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other action, as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

         Section 12.5 Notices. Any notice, approval, consent, payment, demand or communication required or permitted to be given to any Member or Assignee under this Agreement shall be in writing and shall be deemed to have been duly given or made: (i) if delivered personally by courier or otherwise, then as of the date delivered (the "Effective Date") or if delivery is refused, then as of the date presented (also an "Effective Date"); (ii) if sent or mailed by Federal Express, Express Mail or other overnight mail service to the Company at its principal office address or to any Member or Assignee at its address appearing in the current records of the Company, then as of the first Business Day after the date so mailed (also an "Effective Date"); (iii) if sent or mailed by certified U.S. Mail, return receipt requested, to the Company at its principal office address or to any Member or Assignee at its address appearing in the current records of the Company, then as of the third Business Day after the date so mailed (also an "Effective Date"); or (iv) if sent by facsimile to the Company at its facsimile telephone number or to any Member or Assignee at its facsimile telephone appearing in the current records of the Company, then either
(x) as of
the date on which the appropriate electronic confirmation of receipt is received by the sending party at or before 5:00 p.m. (receiver's time) on any Business Day or (y) as of the next Business Day if the time of the appropriate electronic confirmation of receipt is received by the sending party after 5:00 p.m. (receiver's time) (both also an "Effective Date"). All notices to the Company shall be sent to the Investment Manager at the address or facsimile number maintained by the Company with respect to such member. The address to which notices to the Company shall be sent may be changed by the Company from time to time by written notice to the Members.

         Section 12.6 Waivers. No waiver by any Member of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any Member to exercise any right hereunder in any manner impair the exercise of any such right accruing to it hereafter.

         Section 12.7 Preservation of Intent. If any provision of this Agreement is determined by an arbitrator or any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Members' rights and privileges shall be enforceable to the fullest extent permitted by law.

         Section 12.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

         Section 12.9 Certain Rules of Construction. Any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Article or Section titles or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;
(iii) "or" is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) all references to "clauses," "Sections" or "Articles" refer to clauses, Sections or Articles of this Agreement; and (viii) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

         Section 12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         Section 12.11 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law.


         Section 12.12 Binding Arbitration. Any dispute arising under this Agreement shall be settled by arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Application of the Commercial Arbitration Rules shall be subject to the following:

                  There shall be a single neutral arbitrator selected as follows: Within twenty (20) days after the AAA serves the confirmation of notice of filing of the arbitration demand, the parties shall agree on the appointment of a single neutral arbitrator and so notify the AAA. If the parties fail to agree on the appointment of a single neutral arbitrator within that time period, and have not otherwise mutually agreed to extend that time period, then the AAA shall make the appointment. Any arbitrator appointed by the parties or AAA shall be a former state appellate court judge (i.e., a judge of the California Supreme Court or the California Court of Appeal) or a former federal court judge.

         Section 12.13 Waiver of Partition. The Members hereby agree that the Company assets are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that such Member may have to maintain any action for partition of any of such assets.

                  IN WITNESS WHEREOF, the undersigned Member has caused this Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.


Approved as to form and content this 29th day   COMMONWEALTH ENERGY CORPORATION
of June, 2001

By:  /s/ Bradley L. Gates                        By:/s/ Ian B. Carter
     --------------------                           ------------------
     Bradley L. Gates                               Name: Ian B. Carter
     Chairman, Legal Committee of the               Title:   Chairman and CEO
     Board of Directors of Commonwealth
     Energy Corporation

                                        Address for Notices:
                                        -------------------

                                        15901 Red Hill Ave.
                                        Suite 100
                                        Tustin, CA 92780

                  IN WITNESS WHEREOF, the undersigned Investment Manager has caused this Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.

                        NORTHWEST POWER MANAGEMENT INC.

                        /s/ Steven Z. Strasser
                        --------------------------------------------
                        By:  Steven Z. Strasser
                        Its:  President

                        Address for Notices:       700 5th Ave.
                                                   Suite 6100
                                                   Seattle, WA 98104

                  IN WITNESS WHEREOF, the undersigned Member has caused this Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.

                               STEVEN Z. STRASSER

                               /s/ Steven Z. Strasser
                               --------------------------------------------


                               Address for Notices:       700 5th Ave.
                                                          Suite 6100
                                                          Seattle, WA 98104

                                                                      SCHEDULE A

                   Names, Addresses and Percentage Interests,
                                 of the Members


Name:                               Commonwealth Energy Corporation
Address:                            15901 Red Hill Ave., Tustin, CA 92780
Percentage Interest:                Forty (40) percent
Preferred Member Interest           One Hundred (100) percent

Name:                               Steven Z. Strasser
Address:                            700 5th Ave., Suite 6100, Seattle, WA 98104
Percentage Interest:                Forty (40) percent

                                                                      SCHEDULE B

                     FORM OF CAPITAL CONTRIBUTION AGREEMENT

                  This CAPITAL CONTRIBUTION AGREEMENT (this "Agreement") dated as of _____________, 2001 (the "Effective Date") is entered into between Commonwealth Energy Corporation, a California corporation ("CEC") and Summit Energy Ventures, LLC, a Delaware limited liability company (the "Company"). Each of CEC and the Company is referred to, individually, as a "Party" and, collectively, the "Parties."

                                    RECITALS

                 WHEREAS, CEC and Northwest Power Management, Inc. entered into the Limited Liability Company Agreement dated as of ____________, 2001 (the "LLC Agreement");

                  WHEREAS, the Parties desire to enter into this Agreement to set forth their agreement regarding, inter alia, certain capital contributions to be made to the Company; and

                  NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                 1. Capital Contribution. CEC hereby makes a cash capital contribution to the Company in an amount equal to $15,000,000 (the "Capital Contribution") and a commitment to make an additional cash capital contribution to the Company in an amount equal to $10,000,000 (the "Capital Commitment"), which shall be delivered in two traunches of $5,000,000 (five million) each.

                 2. Payment. Upon the Effective Date, CEC shall make (or cause to be made) the Capital Contribution in Dollars in cash or such other immediately available funds and in one lump sum by direct deposit into a bank account for the Company for application by the Manager in accordance with the LLC Agreement.


                 3. Capital Commitment. CEC agrees that it shall convert the first half of the Capital Commitment into a Capital Contribution at such time as the Investment Manager provides written notice to CEC that 75% (seventy-five percent) of the Capital Contribution made as of the Effective Date has been invested in accordance with the terms of the LLC Agreement. CEC agrees that it shall convert the second half of the Capital Commitment into a Capital Contribution at such time as the Investment Manager provides written notice to CEC that 75% (seventy-five percent) of the first half of the Capital Commitment has been invested in accordance with the terms of the LLC Agreement.

                 4. Issuance of Membership Interests. Upon receipt of the Capital Contribution, CEC shall own all Preferred Membership Interests of the Company and shall own forty (40) percent of the Common Member Interests of the Company.

                 5. Representations and Warranties. Each Party hereby represents and warrants to the other that (a) it has the necessary corporate power and authority to enter into this Agreement, and that this Agreement has been duly authorized and executed, and constitutes its valid, legal and binding obligation, enforceable against it in accordance with its terms and (b) no notices to, or consent, authorization or approval of, filing with, or further action by, any person, entity, or governmental authority is required for its due execution and delivery of this Agreement or for this Agreement's effectiveness.

                 6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS.


                 7. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY: SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND APPELLATE COURTS FROM ANY THEREOF;

                  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN ANY INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH BELOW ITS NAME ON THE SIGNATURE PAGES TO THIS AGREEMENT OR ANY SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED IN WRITING; AND

                  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT THE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                 8. Waiver. In no event, whether as a result of breach of contract, tort liability (including negligence), strict liability, or otherwise, shall any Party be liable to any other Party for special, punitive, incidental, indirect, exemplary or consequential damages of any nature whatsoever, including loss of profits or revenues.


                 9. No Third Parties Benefited. This Agreement is for the purpose of setting forth certain rights and obligations of the Parties and no other person shall have any rights hereunder or by reason hereof as a third party beneficiary or otherwise.


                 10. Further Assurances. Each Party agrees to execute, acknowledge and deliver to the other any documents, and to take any actions, reasonably required by any other Party to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Agreement.


                 11. Miscellaneous. This Agreement embodies the entire agreement and understanding of the Parties and supersedes all prior or contemporaneous agreements and understandings (whether verbal or written) relating to the subject matter hereof. The headings contained in this Agreement are included solely for convenience and are not intended to affect the interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the Parties have executed this Capital Contribution Agreement as of the date first above written.

                                 SUMMIT ENERGY VENTURES, LLC,
                                 a Delaware limited liability company


                                 By:  NORTHWEST MANAGEMENT INC.
                                       Its Manager

                                 By:  ____________________________

                                 Name:

                                 Address for Notices:

                                 Attention:
                                 Telephone:  206-624-9921
                                 Facsimile:  206-624-9928

Approved as to form and content this 29th day    COMMONWEALTH ENERGY CORPORATION
of June, 2001


By:  ________________________                 By:   ________________________
     Bradley L. Gates                         Name:
     Chairman, Legal Committee of the         Title:
     Board of Directors of Commonwealth
     Energy Corporation                       Address for Notices:
                                              --------------------


                                              15901 Red Hill Ave.
                                              Suite 100
                                              Tustin, CA 92780

                                 FIRST AMENDMENT
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           SUMMIT ENERGY VENTURES, LLC

                  This First Amendment, dated as of August __, 2001 (this "Amendment") to the Limited Liability Company Agreement dated as of June 29, 2001 (the "LLC Agreement"), by and among Northwest Power Management Inc., a Washington corporation, in its capacity as Investment Manager, Steven Z. Strasser, an individual, in his capacity as member, and Commonwealth Energy Corporation, a California corporation, in its capacity as member, of Summit Energy Ventures, L.L.C. Capitalized terms not defined herein shall have the meaning ascribed to them in the LLC Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Section 12.1 of the LLC Agreement requires the consent of the Members so affected before the LLC Agreement may be amended; and

                  WHEREAS, the Members desire to amend the LLC Agreement;

                  NOW, THEREFORE, in accordance with the terms of the LLC Agreement, the LLC Agreement is hereby amended as follows:

         1        Amendment.

         (a) Section 2.4 is deleted in its entirety and replaced with the following:


                  "Section 2.4. Purpose of Company. Subject to the limitations on the activities of the Company set forth in this Agreement, the purpose and business of the Company shall be the conduct of any business or activity that may be conducted by a limited liability company organized pursuant to the Act, including without limitation (a) to purchase, acquire, sell, transfer, or otherwise dispose of ownership interests, for the benefit of CEC, in energy or energy-related companies that are synergistic to CEC's business; (b) to take advantage of the expertise of NPM, and its Manager Steven Z. Strasser, in managing investment portfolios; (c) to hold title to and beneficial ownership of energy or energy-related companies; and, (d) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions, as necessary or advisable to the carrying out of the foregoing purposes and businesses of the Company."

         (b) Section 3.5, the following proviso is added at the end of the first sentence:

             "; provided, however, that if such Percentage Interest has not been allocated by the time the Company disposes of an Investment, then the Percentage Interest shall be divided equally between CEC and the Investment Manager."

         (c) Section 3.5(d), the following proviso is added at the end of the first sentence:

                  "; provided, however, that CEC shall have the right to credit any balance in its Capital Account against the purchase price of the Investment."

         (d) Section 3.8, the following is inserted before the parenthetical in the last sentence and after the words "by the company" in the same sentence:

             "in accordance with Section 3.5 or otherwise"

         (e) Section 4.1(d)(v) is added and reads as follows:


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

            "(v) transfer any funds for the acquisition of an Investment without the written approval of the Investment Committee."

         (f) Section 4.1(g) is added and reads as follows:

             "(g) Bank Accounts. The Investment Manager shall establish bank accounts in the name of the Company and shall deposit therein the Capital Investments of the Company; provided, however, that the Investment Committee shall have the right to approve any bank selected by the Investment Manager."

         (g) Section 4.3(a) is deleted in its entirety and replaced with the following:

             "(a) The Company shall pay to the Investment Manager, as compensation for its performance of the Investment Management Services and the Administrative Services an annual fee equal to three percent (3%) of the Capital Contributions delivered to the Company. The Management fee shall be paid upon receipt by the Company of the Capital Contribution and shall be paid thereafter on each anniversary date of the Capital Contribution. Upon termination of this LLC Agreement, any Management fees paid during the calendar year but not earned by the Manager shall be returned to the Company based on multiplying each Management fee payment times the quotient where the numerator equals the days remaining in the calendar year and the denominator equals 365."

         2. Survival of LLC Agreement. Except as otherwise amended in this Amendment, the LLC Agreement shall remain in full force and effect. Any reference to the LLC Agreement shall hereafter be understood as a reference to the LLC Agreement as amended by this Amendment.

         3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.


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


                  IN WITNESS WHEREOF, the undersigned Member has caused this Amendment to Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.

                       COMMONWEALTH ENERGY CORPORATION

                       By: /s/ Ian B. Carter
                           ____________________________________
                           Name:  Ian B. Carter
                           Title: Chairman and CEO



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

                  IN WITNESS WHEREOF, the undersigned Investment Manager has caused this Amendment to Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.

                               NORTHWEST POWER MANAGEMENT INC.

                               /s/ Steven Z. Strasser
                               _________________________________
                               By: Steven Z. Strasser

                               Its: President

                  IN WITNESS WHEREOF, the undersigned Member has caused this Amendment to Limited Liability Company Agreement of Summit Energy Ventures, LLC to be duly executed as of the date first above written.

                               STEVEN Z. STRASSER

                               /s/ Steven Z. Strasser
                               _________________________________

                               September 24, 2001

Mr. Ian B. Carter
President and CEO
Commonwealth Energy Corporation
15901 Red Hill Ave.
Tustin, CA 92780

        Re: Allocation of Percentage Interests under Section 3.6 of Limited Liability Company Agreement

Dear Ian:

        Pursuant to Section 3.5 of the Limited Liability Company Agreement dated June 29, 2001 by and among Northwest Power Management Inc., a Washington corporation, in its capacity as Investment Manager, Steven Z. Strasser, an individual, in his capacity as member, and Commonwealth Energy Corporation, a California corporation, in its capacity as member, as amended by that certain Second Amendment to Limited Liability Company Agreement dated August 6, 2001 (the "LLC Agreement"), the Investment Manager has the right to allocate 20% of the Percentage Interests, as defined in the LLC Agreement, to such persons or persons as he shall determine. Pursuant to that authority, Northwest Power Management Inc., in its capacity as Investment Manager of Summit Energy Ventures, LLC, does hereby allocate one-half of the unallocated Percentage Interests to Commonwealth Energy Corporation and one-half of the unallocated Percentage Interests to Steven Z. Strasser, in his individual capacity. Thus, the Percentage Interests in Summit Energy Ventures, LLC shall be as follows:


Member                          Percentage Interests
------                          --------------------
Commonwealth Energy Corp.       50% (fifty percent)

Steven Z. Strasser              50% (fifty percent)

        Please indicate your acknowledgement by signing below and returning an executed copy of this letter to me.


                                                 Very truly yours,

                                                 NORTHWEST POWER MANAGEMENT INC.

                                                  /s/ STEVEN Z. STRASSER
                                                 -------------------------------
                                                 By:  Steven Z. Strasser
                                                 Its: President


Acknowledged this 24th day of September, 2001

COMMONWEALTH ENERGY CORPORATION


By: /s/ IAN B. CARTER
    -------------------------------------
    Name:  Ian B. Carter
    Title: President and CEO


Acknowledged this 24th day of September, 2001

STEVEN Z. STRASSER

/s/ STEVEN Z. STRASSER
------------------------------------------


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